UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2023 ( May 25, 2023)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Plan Approvals

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Teladoc Health, Inc. (the “Company”) was held on May 25, 2023. At the Annual Meeting, the Company’s stockholders approved the Teladoc Health, Inc. 2023 Incentive Award Plan (the “2023 Incentive Award Plan”), which provides for the issuance of up to 8,250,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”), pursuant to awards granted under the 2023 Incentive Award Plan, plus the number of shares of the Company’s Common Stock remaining available for future grant under the Company’s prior plans as of the effective date of the 2023 Incentive Award Plan and the number of shares of the Company’s Common Stock issued under any of the Company’s prior plans as of the effective date that are thereafter forfeited, canceled, expire, terminated, otherwise lapsed or are settled in cash, in whole or in part, without the delivery of shares of Company’s Common Stock. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) may grant awards under the 2023 Incentive Award Plan of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, as well as performance compensation awards, or any combination of the foregoing. Employees, directors, officers, or consultants of the Company or its affiliates, or other individuals approved by the Compensation Committee, are eligible to participate in the 2023 Incentive Award Plan, including the Company’s chief executive officer, chief financial officer and other named executive officers. A description of the material terms of the 2023 Incentive Award Plan was included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on, and distributed to its stockholders commencing on or about, April 11, 2023 in connection with the Annual Meeting (the “Proxy Statement”), and is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K. The foregoing summary is qualified in its entirety by reference to the full text of the 2023 Incentive Award Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At the Annual Meeting, the Company’s stockholders also approved the proposal to amend the Teladoc Health, Inc. 2015 Employee Stock Purchase Plan, as amended (such amendment, the “ESPP Amendment”) to increase the number of shares of the Company’s Common Stock available for issuance thereunder by 3,000,000 shares, and to also remove the evergreen provision automatically increasing the number of shares under the plan and lowering the maximum percentage of compensation a participant may designate to purchase under the plan from 25% to 15%, in line with the Company’s administration of the Teladoc Health, Inc. 2015 Employee Stock Purchase Plan to maximize broad based share usage. A description of the material terms of the ESPP Amendment was included in the Company’s Proxy Statement and is incorporated herein by reference into this Item 5.02 of this Current Report on Form 8-K. The foregoing summary is qualified in its entirety by reference to the full text of the ESPP Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Level 14 Severance Plan

On May 25, 2023, the Compensation Committee approved the Teladoc Health, Inc. Level 14 Severance Plan (the “Severance Plan”), effective June 1, 2023. Under the Severance Plan, certain employees of the Company and its subsidiaries, including certain of the Company’s named executive officers, who are not otherwise entitled to any severance pay or benefits or prior notice of employment termination (or pay in lieu of such prior notice) under any binding contract or agreement with the Company or any of its subsidiaries (each, an “Eligible Employee”), are eligible for payments and benefits in connection with a qualifying termination of employment.

Under the Severance Plan, in the event an Eligible Employee resigns for “Good Reason” (as defined in the Severance Plan) or is terminated by the Company or its subsidiaries without “Cause” (as defined in the Severance Plan), in each case, other than on the date of or within 12 months following a “Change of Control” (as defined in the Severance Plan) of the Company, such Eligible Employee will be eligible to receive (i) six months of continued base salary, (ii) any earned but unpaid annual bonus for the year prior to such Eligible Employee’s termination, (iii) up to six months of continued health insurance with premiums paid by the Company or a taxable payment equal to the cost of the health insurance premiums required to continue Company health insurance, and (iv) vesting of all of such Eligible Employee’s unvested equity and equity-based awards under any of the Company’s equity compensation programs subject to service-based vesting that are scheduled to vest in the following six months, with any performance-based awards remaining eligible to vest to the extent the performance conditions are satisfied during that six-month period.

The Severance Plan further provides that, in the event an Eligible Employee resigns for Good Reason or is terminated by the Company or its subsidiaries without Cause, in each case, on the date of or within 12 months following a Change of Control of the Company, such Eligible Employee will be eligible to receive (i) nine months of continued base salary, (ii) an additional lump-sum cash payment equal to 75% of such Eligible Employee’s target annual bonus, (iii) any earned but unpaid annual bonus for the year prior to such Eligible Employee’s termination, (iv) up to nine months of continued health insurance with premiums paid directly by the Company or a taxable payment equal to the cost of the health insurance premiums required to continue Company health insurance, and (v) vesting of all of such Eligible Employee’s unvested equity and equity-based awards under any of the Company’s equity compensation programs subject to service-based vesting, with any performance-based awards remaining eligible to vest to the extent the performance conditions are thereafter satisfied.

Any Eligible Employee’s receipt of severance payments and benefits is subject to such Eligible Employee’s timely execution and delivery of a release of claims against the Company. Furthermore, in the event that the Company or any subsidiary is obligated by law to pay severance pay, a termination indemnity, notice pay or the like, or if the Company or any subsidiary is obligated by law to provide advance notice of separation (a “Notice Period”), then any severance pay payable under the Severance Plan shall be reduced (including to zero) by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period. The board of directors of the Company has reserved the right to modify or terminate the Severance Plan at any time, except that during the one-year period following a Change of Control, the Severance Plan may not be terminated and the Severance Plan may not be amended if the amendment would in any manner be adverse to the interests of an Eligible Employee.

The foregoing description of the Severance Plan does not purport to be complete and is subject to and qualified in its entirety by the full text of such Severance Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company previously filed with the Securities and Exchange Commission the Proxy Statement and related materials pertaining to the Annual Meeting, which describe in detail each of the six proposals submitted to stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1 — Election of Directors

The stockholders of the Company elected each of the following director nominees proposed by the Company’s Board of Directors to serve until the 2024 Annual Meeting of Stockholders of the Company and until their respective successors have been duly elected and qualified. The voting results for each director nominee are set forth below.

Name	For	Against	Abstentions	Broker Non-Votes
Karen L. Daniel	90,139,425	949,292	241,289	28,923,619
Sandra L. Fenwick	89,927,780	1,173,491	228,735	28,923,619
Jason Gorevic	90,172,443	924,178	233,385	28,923,619
Catherine A. Jacobson	90,113,407	975,068	241,531	28,923,619
Thomas G. McKinley	86,075,780	5,004,803	249,423	28,923,619
Kenneth H. Paulus	89,421,095	1,657,837	251,074	28,923,619
David L. Shedlarz	88,399,631	2,682,261	248,114	28,923,619
Mark Douglas Smith, M.D., MBA	89,898,033	1,180,486	251,487	28,923,619
David B. Snow, Jr.	86,958,904	4,162,296	208,806	28,923,619

Proposal 2 — Advisory Vote Approving the Compensation of the Company’s Named Executive Officers

The stockholders of the Company approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
74,437,080	16,406,746	486,180	28,923,619

Proposal 3 — Approving the Teladoc Health, Inc. 2023 Incentive Award Plan

The stockholders of the Company approved the Teladoc Health, Inc. 2023 Incentive Award Plan. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
51,690,454	39,506,673	132,879	28,923,619

Proposal 4 — Approving an Amendment to the Teladoc Health, Inc. 2015 Employee Stock Purchase Plan

The stockholders of the Company approved an amendment to the Teladoc Health, Inc. 2015 Employee Stock Purchase Plan. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
90,596,731	615,655	117,620	28,923,619

Proposal 5 — Ratifying the Appointment of the Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
118,869,979	757,876	625,770	N/A

Proposal 6 — Voting on a Stockholder Proposal Entitled “Fair Elections”

The stockholders of the Company did not approve a stockholder proposal entitled “Fair Elections”. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
14,994,415	75,977,425	358,166	28,923,619

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Teladoc Health, Inc. 2023 Incentive Award Plan.
10.2	Second Amendment to Teladoc Health, Inc. Amended and Restated Employee Stock Purchase Plan.
10.3	Teladoc Health, Inc. Level 14 Severance Plan.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2023	TELADOC HEALTH, INC.

	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer and Secretary